Exhibit 10.2

SRI/SURGICAL EXPRESS, INC.

STOCK OPTION AGREEMENT

150,000 Shares

Date of Grant: February 1, 2008

Expiration Date: February 1, 2018

Exercise Price: $4.50 Per Share

TO: Gerald Woodard

Pursuant to the terms of your Employment Agreement dated as of December 31, 2007 with SRI/Surgical Express, Inc. (the “Employment Agreement”), you have been granted as of the Date of Grant stated above a non-qualified stock option to purchase up to 150,000 shares of the Company’s Common Stock, at the exercise price per share stated above, subject to all the following terms and conditions:

1. Definitions. As used in this Agreement, the capitalized terms defined below have the respective meanings ascribed to them:

“Agreement” means this Stock Option Agreement, as originally executed by you and the Company, and as subsequently amended or modified in accordance with its terms.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means any of the following: (a) the shareholders of the Company approve a liquidation of all or substantially all the consolidated assets of the Company and its Subsidiaries, other than a liquidation of a Subsidiary into the Company or another Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); (b) the shareholders of the Company approve a sale, lease, exchange, or other transfer to any person, persons or group other than the Company or a Subsidiary (in a single transaction or related series of transactions) of all or substantially all of consolidated assets of the Company and its Subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, security interest, or other financing arrangement (unless the transaction is subsequently abandoned or otherwise fails to occur); (c) during any period of two consecutive years, individuals who at the beginning of the period constitute the Board of Directors, and any new Director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of

Directors; (d) the shareholders of the Company approve a merger or a consolidation of the Company with any other entity (unless the transaction is subsequently abandoned or otherwise fails to occur), other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person,” as the term is used in Sections 13(d) and 14(d) of the Exchange Act acquires more than 50 percent of the combined voting power of the Company’s then outstanding securities; or (e) the occurrence of any event, transaction, or arrangement that results in any “person” (as defined above), or group (as determined for purposes of Section 13(d)(3) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of its directors, unless the beneficial owner is the Company, a Subsidiary, an employee benefit plan sponsored by the Company, a person or group who is a record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant, or a person who becomes a beneficial owner of 25% or more of the outstanding Shares solely by becoming a trustee of an inter vivos trust created by a person who is the record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant.

“Common Stock” means the common stock, $.001 par value, of the Company.

“Company” means SRI/Surgical Express, Inc., a Florida corporation.

“Date of Grant” means the date as of which the Board of Directors authorized the grant of the Stock Option to you, as stated in the heading of this Agreement.

“Disability” has the meaning ascribed to such term in the Employment Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the SEC promulgated under that act.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States income tax law subsequently enacted in substitution for that code.

“Shares” means shares of the Company’s Common Stock.

“Start Date” means January 31, 2008.

“Stock Option” means the non-qualified stock option to purchase Shares from the Company according to the terms and conditions of this Agreement.

“Subsidiary” means a corporation of which 80% of its voting securities are owned directly or indirectly by the Company.

2. Revocation and Expiration. The grant of the Stock Option to you under this Agreement will be revoked automatically without further action or notice if you do not accept this Agreement (by signing it and returning it to the Company) within 30 days following the date when you are given written notice of the grant of the Stock Option. In any event, unless extended by the Board of Directors, the Stock Option expires at 5:00 P.M., New York time, on the earlier of (a) the date that is ten years after the Date of Grant, which is the Expiration Date stated in the heading of this Agreement, (b) the 90th day after the day that you cease to be an employee of the Company (other than as a result of your death or Disability), or (c) the date that is one year after you die or cease to be an employee of the Company because of a Disability. In no event is the Stock Option exercisable after the Expiration Date stated in the heading of this Agreement.

3. Exercise of Option. The Stock Option is not exercisable until you accept this Agreement. Thereafter, the Stock Option is exercisable to the extent and in the manner described this Agreement. To the extent that it is exercisable, you may exercise the Stock Option as a whole, in part, or in increments at any time and from time to time. You may exercise the Stock Option as to all or any portion of the full number of Shares for which it is exercisable at any time, but you must exercise the Stock Option before it expires, and every exercise must be in increments of the lesser of 100 Shares or the number of Shares then exercisable. No fractional Shares will be issued pursuant to the Stock Option.

The Stock Option will vest become exercisable on each of the first, second and third anniversaries of the Start Date, in serial increments equal to 33 1/3% of the Shares subject to the Stock Option, as follows:

	Shares Exercisable
Vesting Date	As of Vesting Date	Cumulatively
Start Date	0	0
First Anniversary of Start Date	50,000	50,000
Second Anniversary of Start Date	50,000	100,000
Third Anniversary of Start Date	50,000	150,000

The Stock Option will vest and become exercisable to the extent set forth above on a vesting date only if you are employed by the Company on such date.

In addition, the Stock Option will become fully and immediately exercisable upon the occurrence of a “Change in Control” event, if you are employed by the Company on the effective date of the “Change in Control event,” but subject to the right of the Board of Directors to elect for different treatment as set forth in Section 12. In no event is the Stock Option exercisable after the Expiration Date or if the exercise of the Stock Option or the Company’s issuance and delivery of Shares pursuant to the exercise would violate any law.

4. Method of Exercise. To exercise the Stock Option, you must do the following before the Stock Option expires: (a) deliver to the Company a written notice of exercise in the form of Appendix “A” to this Agreement (or such other form as the Company may subsequently prescribe), specifying the number of Shares to be purchased; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; (c) pay to the Company, or make an arrangement satisfactory to the Company for the payment of, any tax withholding required in connection with your exercise of the Stock Option (including FICA, Medicare, and local, state, or federal income taxes); and (d) comply with any other reasonable requirements of exercise that the Company has established. You may pay the exercise price and any tax withholding for the Shares that you purchase pursuant to the Stock Option by any combination of money order, personal check, or certified or official bank check. The exercise date for each exercise of the Stock Option will be the date when (i) the Company has received notice of exercise and full payment of the exercise price, (ii) you have paid to the Company or made a satisfactory arrangement for the payment of any requisite tax withholding, and (iii) you have satisfied any other requirements of exercise established by the Company.

5. Exercise Conditions. A Stock Option expires and ceases to be exercisable on the 90th day after you cease to be an employee of the Company, except as otherwise provided in this Agreement. If your employment with the Company is terminated (voluntarily or involuntarily), you may exercise your Stock Option, to the extent it was exercisable on the date of termination, within 90 calendar days following the date of termination. If you die or cease to be an employee of the Company because of a Disability at a time when you are entitled to exercise a Stock Option, the Stock Option will continue to be exercisable, to the extent it was exercisable on the date of your death or Disability, for one year after your death or Disability by you or your guardian (in the case of Disability) or your heir or personal representative (in the case of death). Notwithstanding the foregoing, the Stock Option is never exercisable after the Expiration Date stated in the heading of this Agreement. The Stock Option will be exercisable after your death, Disability, or termination of employment only to the extent that it was exercisable on the date when you ceased to be an employee of the Company. The Board of Directors shall decide to what extent bona fide leaves of absence for illness, temporary disability, military or governmental service, or other reasons will constitute an interruption of continuous employment that results in your ceasing to be an employee of the Company. The award of the Stock Option to you does not create or extend any right for you to continue to serve as an officer or employee of the Company, to participate in any other stock option or employee benefit plan of the Company, or to receive the same benefits as any other employee; nor does it restrict in any way the right of the Company to terminate at any time your employment with it either at will or as provided in any written employment agreement between you and the Company.

6. Nontransferability of Option. You are prohibited from transferring the Stock Option, any interest in it, or any right under this Agreement by any means other than by will or the law of descent and distribution. The Stock Option is exercisable during your lifetime only by you or your guardian. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be invalid and ineffective as to the Company. In addition, the Stock Option and your rights under this Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel the Stock Option by notice to you, if you attempt to make a prohibited transfer, or if the Stock Option, any interest in it, or any right under this Agreement becomes subject to a lien, levy, attachment, execution, or similar process.

7. Stock Certificates. Promptly after the Stock Option has been validly exercised in accordance with the terms of this Agreement, the Company shall issue and deliver to the person who exercised it, against a written receipt in substantially the form attached as Appendix “B” to this Agreement, a stock certificate evidencing that person’s ownership of the Shares that were purchased pursuant to the Stock Option plus, instead of any fractional Share to which that person otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by (b) the fair market value of a Share on the exercise date of the Stock Option, as determined pursuant to the terms of the Company’s 2004 Stock Compensation Plan. No one will have any rights as a shareholder with respect to any Shares issuable upon exercise of the Stock Option until the Stock Option has been validly exercised, the Company has issued and delivered to the person exercising the Stock Option a certificate evidencing those Shares, and the name of the person exercising the Stock Option has been entered as a shareholder of record in the Company’s stock records.

8. Representations and Warranties. By accepting this Agreement, you represent and warrant to the Company the following:

(a) You are accepting the Stock Option, and will purchase the Shares subject to your Stock Option, solely for your own account, as principal, without a view to, and not for resale in connection with, any distribution or underwriting of the Stock Option or any Shares, and you are not participating, directly or indirectly, in any distribution or underwriting of the Stock Option or any Shares. You are not acquiring the Stock Option, and will not purchase any Shares pursuant to it, as an agent, nominee, or representative for the account or benefit of another person or entity, and you have not agreed or arranged to sell, assign, transfer, subdivide, or otherwise dispose of all or any part of the Stock Option or the Shares subject to it to another person or entity.

(b) You understand that (i) no state or federal agency has passed upon the Stock Option or the Shares or made any finding or determination as to the fairness of the Stock Option or the Shares as an investment, (ii) the Stock Option and the Shares subject to it have not been, and will not be, registered under either the Securities Act of 1933, as amended, or any state securities law, (iii) those Shares can be offered for sale, sold, assigned, foreclosed or otherwise transferred only if the transaction is registered under those laws or qualifies for an available exemption from registration under those laws, and (iv) the Company has not agreed, and is not obligated to register any resale or other transfer of any Shares acquired pursuant to the Stock Option under the Securities Act of 1933, as amended, or any state securities law, or to take any action to enable you to qualify for an exemption from registration under any of those laws with respect to a resale or other transfer of those Shares.

(c) You have received from the Company and carefully read the documents described on Appendix “C” to this Agreement.

9. Holdback Agreement. If the Company initiates a public offering of the Shares, you agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 or any successor provision of the Securities Act of 1933, as amended, of any Shares during the 120 day period beginning on the closing date of the offering.

10. Notice of Sale. You agree to promptly notify the Company of any sale of your Shares.

11. Adjustments for Corporate Transactions. The Board of Directors may determine that a corporate transaction has occurred affecting the Shares such that an adjustment or adjustments to the Stock Option is required to preserve (or prevent the enlargement of) the benefits or potential benefits intended at the Date of Grant. For this purpose, a corporate transaction includes, but is not limited to, a dividend or other distribution (whether in the form of cash, common stock, securities of a subsidiary of the Company, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction. In the event of such a corporate transaction, the Board of Directors may, in the manner that the Board of Directors deems equitable, adjust (a) the number and kinds of Shares subject to this Agreement; and (b) the exercise price of the Stock Option.

12. Change in Control.

(a) Generally. Subject to Section 12(b), if a Change in Control occurs, the Stock Option, to the extent not yet vested, will become fully vested and exercisable as of the earlier of the effective date of the shareholder approval or the effective date of any Change in Control transaction. In the event of a Change in Control, the Board of Directors may elect, in its sole discretion, to cancel the Stock Option and pay or deliver, or cause to be paid or delivered, to you an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of the number of Shares subject to the Stock Option multiplied by the amount, if any, by which (i) the formula or fixed price per share paid to holders of Shares pursuant to the transaction exceeds (ii) the exercise price applicable to the Shares subject to the Stock Option. The Company shall send to you written notice of a transaction or event that will result in such a termination not later than the time at which the Company notifies its shareholders of the applicable transaction or event.

(b) Special Rules Governing Mergers and Stock Exchanges. In the case of a merger, share exchange, or other transaction in which the shareholders of the Company receive securities of the acquirer, at the election of the Board of Directors, the Company may (but is not obligated to) elect to continue the Stock Option, in which case the Stock Option will be converted into an option to purchase securities of the acquirer being issued in the transaction. In such case, the exercise price and number of Shares subject to the Stock Option will be adjusted based on the exchange or conversion ratio (the “Ratio”) used to convert Shares into securities of the acquirer. The adjusted exercise price will be the exercise price per Share, divided by the Ratio. The adjusted number of Shares subject to the Stock Option will be the product of the Ratio multiplied by the number of Shares subject to the Stock Option before the transaction.

13. Reservation, Listing, and Delivery Of Shares. The Company shall reserve from its authorized but unissued Shares and keep available until the termination of the Stock Option, solely for issuance upon the exercise of the Stock Option, the number of Shares issuable at any time pursuant to the exercise of the Stock Option. In addition, the Company shall take all requisite action to assure that it validly and legally may issue fully-paid, nonassessable Shares upon the exercise of the Stock Option. Also, if the Shares are traded in the Nasdaq Stock Market or on any United States national securities exchange, the Company, at its sole expense, shall reserve for quotation or listing on that market or exchange, upon official notice of issuance pursuant the exercise of the Stock Option, the number of Shares issuable at any time upon the exercise of the Stock Option, and the Company shall maintain that listing until the Stock Option terminates.

14. Legal Compliance. The Stock Option is exercisable, and Shares are issuable under this Agreement, only in compliance with all applicable state and federal laws and regulations (including securities laws) and the rules of all stock markets or exchanges on which the Shares are quoted or listed for trading. Any certificate representing Shares issued under this Agreement will bear such legends and statements as the Company considers advisable to assure compliance with those laws, rules, and regulations. In addition, as a condition to the exercise of the Stock Option, you shall provide to the Company any agreements, representations, and warranties that, in the opinion of counsel for the Company, are desirable or necessary to comply with applicable laws and all rules and regulations of any stock market or exchange on which the Shares are traded or quoted, including a representation that the Shares granted or Shares issuable pursuant to exercise of the Stock Option are or will be acquired for investment purposes without a view to distribute them to others. The Stock Option is not exercisable, and the Company shall not issue any Shares under this Agreement, until the Company has obtained any consent or approval required from any state or federal regulatory body having jurisdiction. Upon the exercise of the Stock Option by your heir, guardian, or personal representative, the Company may require reasonable evidence of the person’s legal ownership of the Stock Option and any consents and releases of governmental authorities as it determines are advisable.

15. Section 16(b) Exemption. Transactions under this Agreement are intended to comply with all applicable conditions of SEC Rules 16b-3 and 16b-6 and any rule promulgated by the Securities and Exchange Commission under the Exchange Act in substitution for either of those rules. To the extent any provision of this Agreement or action by the Company fails to so comply, it shall be null and void to the extent permitted by law and determined by the Company.

16. Section 409A. The parties intend for this Agreement to be interpreted, construed, administered and applied in a manner as shall meet and comply with the requirements of Section 409A of the Internal Revenue Code or an exemption thereto, and the Company may amend this Agreement in its discretion so as to comply with any such requirement. Notwithstanding any other provision of this Agreement, neither the Company nor any individual acting as a director, officer, employee, agent or other representative of the Company shall be liable to you or any other person for any claim, loss, liability or expense arising out of any interest, penalties or additional taxes due by you or any other person as a result of this Agreement or the Company’s administration of the terms of this Agreement not satisfying any of the requirements of Section 409A of the Internal Revenue Code. You represent and warrant that you have reviewed or will review with his own tax advisors the federal, state, local and employment tax consequences of entering into this Agreement, including, without limitation, under Section 409A of the Internal Revenue Code, and, with respect to such matters, you rely solely on such advisors.

17. Notices. Every notice, demand, consent, approval, and other communication required or permitted under this Agreement will be valid only if it is in writing and delivered personally or by telecopy, commercial courier, or first class, postage prepaid, United States mail

(whether or not certified or registered and regardless of whether a return receipt is received or requested by the sender) and addressed, if to you, at your address set forth below and, if to the Company, at 12425 Race Track Road, Tampa, Florida 33626, Attention: Chief Financial Officer, or at any other address that either party has previously designated by notice given to the other party in accordance with this provision. A validly given notice, demand, consent, approval, or other communication will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, or the third day after it is postmarked by the United States Postal Service, if it is delivered by first class, postage prepaid, United States mail. You shall notify the Company of any change in your mailing address that is listed in this Agreement.

18. Legal Proceedings. If any dispute arises between you and the Company with respect to this Agreement or the Stock Option, either party may elect (but is not obligated) to submit the dispute to arbitration before a panel of arbitrators in accordance with the Florida Arbitration Code by giving the other party a notice of arbitration in accordance with section 17 of this Agreement. If a party elects to arbitrate a dispute before a lawsuit is filed with respect to the subject matter of the dispute, arbitration will be the sole and exclusive method of resolving the dispute, the other party must arbitrate the dispute, and each party will be barred from filing a lawsuit concerning the subject matter of the arbitration, except to obtain an equitable remedy. A party’s right to submit a dispute to arbitration does not restrict its right to institute litigation to obtain any legal or equitable remedy. The filing of a lawsuit by either party before the other party has elected that a dispute be submitted to arbitration will bar and preclude both you and the Company from submitting the subject matter of the lawsuit to arbitration while the lawsuit is pending.

The arbitration panel will consist of three arbitrators, with one arbitrator selected by the Company, the second selected by you, and the third, neutral arbitrator selected by agreement of the first two arbitrators. Each party shall select an arbitrator and notify the other party of the selection within 15 days after the effective date of the notice of arbitration and the two arbitrators selected by the parties shall select the third arbitrator within 30 days after the effective date of the notice of arbitration. A party who fails to select an arbitrator within the prescribed 15-day period waives the right to select an arbitrator or to have an additional, neutral arbitrator selected by the arbitrator selected by the other party, and the arbitrator chosen by the other party will constitute the “arbitration panel” for purposes of this Agreement.

Every arbitrator must be independent (not a relative of yours or an officer, director, employee, or shareholder of the Company or any Subsidiary) without any economic or financial interest of any kind in the outcome of the arbitration. Each arbitrator’s conduct will be governed by the Code of Ethics for Arbitrators in Commercial Disputes (1986) that has been approved and recommended by the American Bar Association and the American Arbitration Association.

Within 120 days after the effective date of the notice of arbitration, the arbitration panel shall convene a hearing for the dispute to be held on such date and at such time and place in Tampa, Florida, as the arbitration panel designates upon 60 days’ advance notice to you and the Company. The arbitration panel shall render its decision within 30 days after the conclusion of the hearing. The decision of the arbitration panel will be binding and conclusive as to you and the Company and, upon the pleading of either party, any court having jurisdiction may enter a judgment of any award rendered in the arbitration, which may include an award of damages.

The arbitration panel shall hear and decide the dispute based on the evidence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the hearing.

You and the Company (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement or the Stock Option is Hillsborough County, Florida, and (c) waive any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, is an improper or inconvenient venue. YOU KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE YOUR RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND THE COMPANY WITH RESPECT TO THIS AGREEMENT OR THE STOCK OPTION.

In any mediation, arbitration, or legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting any claim arising out of this Agreement, including all fees, costs, and expenses of agents, experts, attorneys, witnesses, arbitrators, and supersedeas bonds, whether incurred before or after demand or commencement of legal or arbitration proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings. The Company shall pay to you, on demand, interest on any amount owed to you under this Agreement that is not paid to you when due, from the date when due until paid in full, at the annual rate then provided by Florida law for the payment of interest on judgments generally (as prescribed by section 55.03, Florida Statutes).

19. Miscellaneous. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with the laws of other jurisdictions. A waiver, amendment, modification, or cancellation of this Agreement will be valid and effective only if it is in writing and executed by you and the Company. By signing this Agreement, you accept the grant of the Stock Option, acknowledge receipt of the disclosure documents described on Appendix “C,” and warrant that you are free to enter into this Agreement and do not have any legal obligations that are inconsistent with this Agreement. This Agreement record the final, complete, and exclusive understanding between you and the Company with respect to the Stock Option and supersede any prior or contemporaneous agreement, representation, or understanding, oral or written, by you or the Company. This Agreement is binding on your heirs, guardian, and personal representative and is binding on, inures to the benefit of, the Company’s assignees and successors. Time is of the essence with respect to your exercise of the Stock Option.

SRI/SURGICAL EXPRESS, INC.

By:	/s/ Wallace D. Ruiz
Name:	Wallace D. Ruiz
Title:	Chief Financial Officer

ACCEPTANCE OF STOCK OPTION

I have carefully read the foregoing Stock Option Agreement. Before exercising the Stock Option, I have or will review the additional disclosure documents furnished to me by the Company. I accept the Stock Option granted to me pursuant to the Agreement and agree to be bound by all the terms and conditions of the Agreement.

EXECUTED: as of February 6, 2008

/s/ Gerald Woodard
Gerald Woodard
3983 Moreno Drive
Palm Harbor, Florida 34685

APPENDIX “A”

SRI/SURGICAL EXPRESS, INC.

STOCK OPTION

NOTICE OF EXERCISE

TO:	SRI/Surgical Express, Inc.

Attention: Chief Financial Officer

This notifies you that I exercise my option to purchase                          shares (the “Shares”) of common stock of SRI/Surgical Express, Inc. (the “Company”) pursuant to the stock option that the Company granted to me on February 1, 2008, pursuant to the Stock Option Agreement that was accepted by me as of February 6, 2008 (the “Agreement”).

As full payment for the Shares and any applicable withholding taxes, I enclose a bank draft, money order, or personal check in the sum of $                                .

In connection with my purchase of the Shares, I represent and warrant to the Company the following:

(a) I am in full compliance with all conditions to exercise of the Stock Option set forth in the Agreement.

(b) I am purchasing the Shares solely for my own account, as principal, without a view to, and not for resale in connection with, any distribution or underwriting of any Shares, and I am not participating, directly or indirectly, in any distribution or underwriting of any shares. I am not investing in the Shares as an agent, nominee, or representative for the account or benefit of any person or entity, and I have not agreed or arranged to sell, assign, transfer, subdivide, or otherwise dispose of all or any part of the Shares to another person or entity.

(c) I understand that (i) no state or federal agency has passed upon the Shares or made any finding or determination as to the fairness of the Shares as an investment, (ii) the Shares have not been, and will not be, registered under either the Securities Act of 1933, as amended, or any state securities law, and they can be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred or encumbered only if the transaction is registered under those laws or qualifies for an available exemption from registration under those laws, and (iii) the Company has not agreed, and is not obligated, to register any resale or other transfer of the Shares under the Securities Act of 1933, as amended, or any state securities law, or to take any action to enable me to qualify for an exemption from registration under any of those laws with respect to a resale or other transfer of the Shares.

(d) I have received from the Company and carefully read the documents listed on Appendix “C” attached to the Agreement, and all the documents incorporated by reference in them (the “Disclosure Documents”).

(e) I agree to notify the Company regarding whether or not I have sold the Shares on the first anniversary of the date the Shares are issued.

(f) I have been given adequate opportunity to evaluate this investment, including opportunities to (i) question officers of the Company, (ii) obtain any additional information necessary to evaluate the investment or to verify any information or representation contained in the Disclosure Documents, and (iii) make such other investigation as I considered appropriate or necessary to evaluate the business and financial affairs and condition of the Company.

(g) Management of the Company has answered all questions asked by me, and they have either furnished to me, or given me full and unrestricted access to, all records, contracts, documents, and other information requested by me, with respect to the Shares, the Company, the Disclosure Documents, and the business and financial affairs and condition of the Company.

(h) I am an officer, managerial employee or non-employee director of the Company, and therefore, knowledgeable concerning the business of the Company, and I have carefully considered and understand the risks and other factors affecting the suitability of the Shares as an investment for me.

(i) I understand that neither the Company, any officer or director of the Company, nor any professional advisor of the Company, makes any representation or warranty to me with respect to, or assumes any responsibility for, the federal income tax consequences to me of an investment in the Shares.

(j) Because of my knowledge and experience in financial and business matters, and the Company’s business in particular, I am able to evaluate the merits, risks, and other factors bearing upon the suitability of the Shares as an investment for me, and I have been afforded adequate opportunity to evaluate this proposed investment in light of those factors, my financial condition, and my investment knowledge and experience.

(k) I have adequate net worth and annual income to provide for my current needs and possible future contingencies and do not have an existing or foreseeable future need for liquidity of my investment in the Shares. Also, I am otherwise able to bear the economic risk of an investment in the Shares, and have sufficient net worth and annual income to sustain a loss of all or part of my investment in the Shares if that were to occur and to withstand the probable inability to publicly sell, transfer, or otherwise dispose of the Shares for an indefinite period of time.

Please issue in my name, as printed below my signature to this notice of exercise, a stock certificate evidencing my ownership of the Shares.

[Signature Page Follows]

EXECUTED: ,
Signature of Participant

Name of Participant

Street Address

Amount Enclosed: $	City	State	Zip Code

Social Security Number

APPENDIX “B”

SRI/SURGICAL EXPRESS, INC.

STOCK OPTION

STOCK CERTIFICATE RECEIPT

I acknowledge receipt from SRI/Surgical Express, Inc. on                                 ,             , of stock certificate number                  for                      shares of common stock of SRI/Surgical Express, Inc., purchased by me pursuant to the exercise of the stock option granted to me under the Stock Option Agreement that was accepted by me on February 6, 2008.

By:
Name:

APPENDIX “C”

SRI/SURGICAL EXPRESS, INC.

STOCK OPTION

DISCLOSURE DOCUMENTS FURNISHED TO OPTIONEE

Most Recent Annual Report on Form 10-K of the Company

Most Recent Quarterly Report on Form 10-Q of the Company